EXHIBIT 10.4


                               AGREEMENT TO MERGE

                   FREEDOM HOMES, INC. - HOMES BY OWNERS, INC.

                                 MARCH 25, 2005

         This Agreement to Merge ("Agreement") dated as of the 25th day of March, 2005, by and between Jim Evans ("Evans"), Freedom Homes, Inc., a Georgia corporation ("Freedom"), R. Wireless, Inc., a Georgia corporation ("Wireless"), Homes By Owners, Inc., a Georgia corporation ("Homes") and Robert S. Wilson ("Wilson");

                                   WITNESSETH
                                   ----------

         WHEREAS, Evans owns 100% ("Freedom Outstanding Shares") of the issued and outstanding shares of Freedom's common stock ("Freedom Common"); and

         WHEREAS, Wireless owns 95% ("Current Wireless Shares"), and Wilson owns 5% ("Wilson Shares"), of the issued and outstanding shares of Homes' common stock ("Common"); and

         WHEREAS, the parties hereto desire that Freedom merge into Homes ("Merger") in a statutory merger under Georgia law that will qualify as a tax free reorganization for Federal and Georgia tax purposes, with the resulting corporation ("Resulting Corporation") named Freedom Homes, Inc., with its common stock ("Resulting Common") that is outstanding following the Merger being held as follows:

Shareholders       Shares of Resulting Common               Designation
------------       --------------------------               -----------
    Evans                   4,100,000                       Evans Shares
  Wireless                  2,100,000                Continuing Wireless Shares
   Wilson                     300,000                       Wilson Shares
                           -----------
    Total                   6,500,000               Outstanding Resulting Common

which, after the contemplated sale of 500,000 additional shares of Resulting Common would result in the outstanding Resulting Common being held as follows:

Shareholders          Shares of Resulting Common       Percentage of Outstanding
------------          --------------------------       -------------------------
    Evans                       4,100,000                           58.57
  Wireless                      2,100,000                           30.00
New Investors                     500,000                            7.14
   Wilson                         300,000                            4.29
                               -----------                        --------
    Total                       7,000,000                          100.00

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants hereinafter set forth, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

         1. MERGER.

                  The parties will cause the Merger to occur as promptly as practicable. They will take all reasonable action, including the preparation of documents, filing with the State of Georgia and publication, necessary or desirable, to effectuate the Merger. The Articles of Incorporation and By-laws of Homes will continue as the Articles of Incorporation and By-laws of the Resulting corporation, the directors of the Resulting Corporation will be Robert
S. Wilson, as Chairman, Evans and such other person as Evans may designate, and the officers of the Resulting Corporation will be Evans as President and chief Executive Officer and such other persons for such other positions as Evans my designate.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOMES AND WIRELESS. As material inducements to the execution, delivery and performance of this Agreement by Evans and Freedom, Homes and Wireless each, jointly and severally, hereby represent, warrant and covenant to Evans and Freedom as follows:

         (a) AUTHORITY. Each of Homes and Wireless has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of each of Homes and Wireless.

         (b) CORPORATE EXISTENCE; GOOD STANDING OF HOMES. Homes is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia. Wireless has all necessary corporate power to own all of its assets and to carry on its business as such business is now being conducted. Homes has furnished to Evans a complete and correct copy of its Articles of Incorporation, Certificate of Incorporation and Bylaws, each as amended or restated, as currently in effect and as of the effectiveness of the Merger. Homes is not in violation of any of the provisions of its Articles of Incorporation, Certificate of Incorporation or Bylaws. Homes has provided Evans and Freedom with complete and accurate copies of all the minute books of Homes and such minute books contain in all material respects complete and accurate records of all actions taken and resolutions adopted by the Board of Directors (and any committees thereof) and shareholders of Homes since its organization.

         (c) CAPITALIZATION OF HOMES. The authorized equity securities of Homes consist of 50,000,000 shares of Common and 1,000,000 shares of preferred stock, of which 6,000,000 shares are issued and outstanding, 5,700,000 being held and beneficially owned by Wireless and constituting the current Wireless Shares and 300,000 held and beneficially owned by Wilson and constituting the Wilson shares. There are no options, commitments, rights, warrants or other contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Homes, except as provided in this Agreement. None of the outstanding equity securities or other securities of Homes was issued in violation of any federal or state securities laws. Homes does not own or have any contract to acquire any equity securities or other securities of any person or any direct or indirect equity or ownership interest in any other business except as provided in this Agreement.

         (d) NO CONFLICTS. The execution and delivery of this Agreement by Homes and Wireless do not, and the performance by Homes or Wireless of their respective obligations hereunder shall not, with or without the giving of notice or the passage of time or both, (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to Homes or Wireless, or (ii) conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which Homes or Wireless is a party or by which Homes or Wireless is or may be bound.

         (e) TITLE TO EVANS SHARES. Upon the entitlement of Evans to the Evans Shares, Evans will own the entire legal and beneficial interest in the Evans Shares free and clear of all liens, pledges, security interests and encumbrances, and subject to no legal, equitable, transfer or other restrictions of any kind, except any such resulting from circumstances involving Evans or Freedom or any affiliate of either that are unrelated to Wireless, Homes or any affiliate of either or that are transfer restrictions imposed by operation of applicable federal and state securities laws. There are no claims, demands, suits, proceedings or causes of action pending or, to the best knowledge, information and belief of Wireless or Homes, threatened against Homes or Wireless that would concern or affect title to any of the Evans Shares or that seek to compel the issuance of shares or other securities of Homes.

         (f) CONTRACTS. Homes has delivered to Evans true copies of all written, and disclosed to Evans all oral, material outstanding contracts, obligations and commitments of Homes (or of Wireless that relate to the operation of Homes), the individual contracts for inclusion in for sale by owner magazine not being deemed material. All of such contracts, obligations and commitments are valid, binding and in full force and effect and are cancelable within 30 days or less.

         (g) FINANCIAL STATEMENTS. Homes has heretofore provided Evans with financial information about Homes, including, but not limited to, (i) balance sheets dated June 30, 2004 and September 30, 2003 and results of operations and cash flows for the nine month period ended June 30, 2004 and for the year ended September 30, 2003 (collectively, the "Homes Financial Statements"). All of the Homes Financial Statements are true, correct and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all material liabilities of Homes, including all material contingent liabilities of Homes, as of their respective dates, and present fairly the financial position of Homes as of such dates and the results of operations and cash flows for the period or periods reflected therein. Neither Wireless nor Homes has received any advice or notification from its independent certified public accountants that Homes has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Homes Financial Statements or in the books and records of Homes any properties, assets, liabilities, revenues or expenses.

         (h) NO UNDISCLOSED LIABILITIES. Homes has no material liabilities or obligations (absolute, accrued, contingent or otherwise) which are not reflected in the Financial Statements or notes thereto, except for (i) liabilities and obligations incurred in the ordinary course of business since June 30, 2004,
(ii) liabilities or obligations arising as a result of the transactions contemplated hereby, or (iii) liabilities or obligations disclosed in Schedule 2(h) or otherwise herein; including without limitation any liability for any discontinued operations (as such term is used in accordance with GAAP) or with respect to any business or assets formerly owned or operated by Homes or with respect to any predecessor of Homes.

         (i) LITIGATION. Homes is not engaged in, and does not believe that it is faced with claims that will eventuate in, litigation or alternative dispute resolution proceedings, except for an action in the Magistrate's Court of Columbia County, Georgia, by Terry C. Dempsey for $199.00 plus interest and costs for failure to timely publish a notice in for sale by owner magazine, which action improperly names Wilson, instead of Homes, as defendant and which is being vigorously defended by Wilson and Homes.

         (j) PERMITS, LICENSES, AND COMPLIANCE WITH LAWS IN GENERAL. Homes has obtained all necessary permits and licenses and other governmental authorizations and approvals necessary for the conduct of its operations. Homes is not engaging in any activity or omitting to take any action that is or creates a violation of any federal or state law, statute, ordinance, or regulation and has not so engaged or omitted since its incorporation. Neither Homes nor Wireless has received any notices of material violations of any federal, state or local laws, regulations and ordinances relating to Homes's operations, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by either Homes or Wireless.

         (k) NO UNTRUE REPRESENTATIONS. No representation or warranty by Homes or Wireless in this Agreement and no Schedule issued by the Homes or Wireless and furnished or to be furnished to Evans pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EVANS AND FREEDOM. As material inducements to the execution, delivery and performance of this Agreement by Homes and Wireless, Evans and Freedom do each, jointly and severally, hereby represent and warrant to Homes and Wireless as follows:

         (a) AUTHORITY. Each of Evans and Freedom has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his obligations under this Agreement. This Agreement constitutes the legal valid and binding obligation of each of Evans and Freedom.

         (b) CORPORATE EXISTENCE; GOOD STANDING OF FREEDOM. Freedom is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Freedom has all necessary corporate power to own all of its assets and to carry on its business as such business is now being conducted. Evans has furnished to Homes and Wireless a complete and correct copy of Freedom's Articles of Incorporation, Certificate of Incorporation and Bylaws, each as amended or restated, as currently in effect and as in effect as of the transaction set forth in Subparagraph 1(b). Freedom is not in violation of any of the provisions of its Articles of Incorporation, Certificate of Incorporation or Bylaws. Freedom has provided to Homes and Wireless complete and accurate copies of all the minute books of Freedom and such minute books contain in all material respects complete and accurate records of all actions taken and resolutions adopted by the Boards of Directors (and any committees thereof) and shareholders of Freedom since its organization.

         (c) CAPITALIZATION OF FREEDOM. The authorized equity securities of Freedom consist of 10,000 shares of common stock, of which 1,000 shares are issued and outstanding and constitute the Freedom Outstanding Shares, making Evans the owner of 100% of the outstanding equity of Freedom. There are no options, commitments, rights, warrants or other contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Freedom, except as provided in this Agreement. None of the outstanding equity securities or other securities of Freedom was issued in violation of any federal or state securities laws. Freedom does not own or have any contract to acquire any equity securities or other securities of any person or any direct or indirect equity or ownership interest in any other business.

         (d) NO CONFLICTS. The execution and delivery of this Agreement by Evans and Freedom do not, and the performance by Evans and Freedom of their respective obligations hereunder shall not, with or without the giving of notice or the passage of time or both, (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to Evans or Freedom or
(ii) conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which Evans or Freedom is a party or by which Evans or Freedom is or may be bound.

         (e) TITLE TO THE SHARES. Evans is the legal and beneficial owner of the Freedom Outstanding Shares. The Freedom Outstanding Shares are free and clear of all liens, pledges, security interests and encumbrances whatsoever. There are no claims, demands, suits, proceedings or causes of action pending or, to the best knowledge, information and belief of Evans, threatened against Evans or Freedom that concern or affect title to any of the Freedom Outstanding Shares or that seek to compel the issuance of shares or other securities of Freedom. Evans acquired the Freedom Outstanding Shares in transactions that fully complied with the provisions of all applicable federal and state securities laws.

         (f) CONTRACTS. Evans and/or Freedom has delivered to Homes and Wireless true copies of all written, and disclosed to Homes and Wireless all oral, material outstanding contracts, obligations and commitments of Freedom (or of Evans that relate to the operations of Freedom). All of such contracts, obligations and commitments are valid, binding and in full force and effect and cancelable within 30 days or less.

         (g) FINANCIAL STATEMENTS. Evans has heretofore provided Wireless and Homes with financial information about Homes, including, but not limited to, (i) balance sheets dated February 29, 2004 and February 28, 2003 and results of operations and cash flows for the years ended February 29, 2004 and February 28, 2003 (collectively, the "Freedom Financial Statements"). All of the Freedom

Financial Statements are true, correct and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all material liabilities of Freedom, including all material contingent liabilities of Freedom, as of their respective dates, and present fairly the financial position of Freedom as of such dates and the results of operations and cash flows for the period or periods reflected therein. Neither Evans nor Freedom has received any advice or notification from its outside accountants or bookkeepers that Freedom has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Freedom Financial Statements or the books and records of any of Freedom properties, assets, liabilities, revenues or expenses.

         (h) NO UNDISCLOSED LIABILITIES. Freedom has no liabilities or obligations (absolute, accrued, contingent or otherwise) which are not reflected in the Financial Statements or notes thereto, except for (i) liabilities and obligations incurred in the ordinary course of business since February 29, 2004,
(ii) liabilities or obligations arising as a result of the transactions contemplated hereby, or (iii) liabilities or obligations disclosed in Schedule 3(h) or otherwise herein; including without limitation any liability for any discontinued operations (as such term is used in accordance with GAAP) or with respect to any business or assets formerly owned or operated by Freedom or with respect to any predecessor of Freedom.

         (i) LITIGATION. Freedom is not engaged in, and does not believe that it is faced with claims that will eventuate in, litigation or alternative dispute resolution proceedings. Mr. and Mrs. Perryman, customers of Freedom, have received a home they believe requires repair, which the manufacturer is undertaking to perform. Freedom believes this matter will be settled amicably, but if not it could lead to litigation or alternative dispute resolution proceedings involving Freedom.

         (j) PERMITS, LICENSES, AND COMPLIANCE WITH LAWS IN GENERAL. Freedom has obtained all necessary permits and licenses and other governmental authorizations and approvals necessary for the conduct of its operations. Freedom is not engaging in any activity or omitting to take any action that is or creates a violation of any federal or state law, statute, ordinance, or regulation and has not so engaged or omitted since its incorporation. Neither Evans nor Freedom has received any notices of material violations of any federal, state or local laws, regulations and ordinances relating to Freedom's operations, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by either Evans or Freedom.

         (k) UNTRUE REPRESENTATIONS. No representation or warranty by Evans or Freedom in this Agreement and no Schedule issued by Evans or Freedom and furnished or to be furnished to Homes or Wireless pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         4. RESIGNATIONS. Concurrently with the transactions set forth in Subparagraph 1(a) above, Wireless and Homes will cause all directors and officers of Homes to submit their resignations from such positions to Homes.

         5. SPIN OFF. Following the effectiveness of the Merger, Wireless, Homes, Evans and Freedom will use their respective best efforts to cause at least 50% (and possibly all) of the Continuing Wireless Shares to be spun off to the shareholders of Wireless. It is recognized that to effect such spin off, compliance with applicable Federal and state securities laws will be required (which may include appropriate filings with applicable regulatory authorities), that the spin of must comply with Georgia law, particularly those aspects of such law that regulate distribution of assets by a corporation, and that audited financial statements of Freedom and Homes may be required.

         6. PRIVATE PLACEMENT. Following the effectiveness of the Merger, Wireless, Homes and Freedom will use their respective best efforts to raise at least $500,000 (prior to commissions and expenses) in a private placement through the sale of 500,000 shares of Common at $1.00 a share to Accredited Investors (as that term is defined in Rule 501(a) under the Securities Act of 1933).

         7. INDEMNIFICATION.

         (a) INDEMNIFICATION BY WIRELESS AND HOMES. Wireless and Homes (for purposes of this Subsection 7(a) and, to the extent applicable, Subsection 7(c), each the "Indemnitor"), shall each, jointly and severally, indemnify and hold Evans and the Resulting Corporation and their respective agents, officers, directors, shareholders, agents and employees (to the extent applicable, each of the foregoing being herein referred to for purposes of Subsection 7(c) as an "Indemnified Person"), harmless from against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses (including reasonable attorneys' fees and disbursements through appeal) arising from or by reason of or resulting from any breach by the Indemnitor of any representation, warranty, agreement or covenant contained in this Agreement and each document or other instrument furnished or to be furnished by the Indemnitor hereunder.

         (b) INDEMNIFICATION BY EVANS. Evans (for purposes of this Subsection 7(b) and, to the extent applicable, Subsection 7(c), the "Indemnitor"), shall, jointly and severally, indemnify and hold Wireless and the Resulting Corporation and their respective agents, officers, directors, shareholders, agents and employees (to the extent applicable each of the foregoing, including Wireless and Homes, being herein referred to for purposes of Subsection 7(c) as an "Indemnified Person"), harmless from and against any and all liabilities, losses, claims, damages, suits, costs, deficiencies and expenses (including reasonable attorneys' fees and disbursements through appeal) arising from or by reason of or resulting from any breach by the Indemnitor of any representation, warranty, agreement or covenant contained in this Agreement and each document or other instrument furnished or to be furnished by the Indemnitor hereunder.

         (c) INDEMNIFICATION PROCEDURE. Within 60 days after an Indemnified Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, or within such lesser time as may be provided by law for the defense of such action or proceedings, such Indemnified Person shall notify the Indemnitor(s) thereof. If any such action or other proceeding shall be brought against any Indemnified Person, the Indemnitor(s) shall, upon written notice, given within a reasonable time following receipt by the Indemnitor(s) of such notice from the Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by the Indemnitor(s) and reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, an Indemnified Person shall have the right to employ separate counsel at the Indemnitor's expense and to control its own defense of such action or proceeding, if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Indemnitor(s) and which could not be adequately advanced by counsel chosen by the Indemnitor(s), or (ii) a conflict or potential conflict exists between the Indemnitor(s) and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall the Indemnitor(s) be required to pay fees and expenses hereunder for more than one firm of attorneys in a jurisdiction in any one action or proceeding or group of related actions or proceedings. The Indemnitor(s) shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment and any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising or by reason of such claim, action or proceeding.

         (d) Other than with respect to the representations, warranties and covenants set forth in Subsections 2(a), (b), (c) or (e) and Subsections 3(a),
(b), (c) or (e), which shall continue indefinitely, the indemnification obligations set forth herein shall be limited in time to 12 months from the date of this Agreement.

         (e) All remedies for damages relating to this Agreement will be governed by the terms and conditions of this Section 7, and the parties hereto waive any other or different remedies.

         8. MISCELLANEOUS PROVISIONS.

         (a) SURVIVAL. All representations, warranties, covenants and agreements made by the parties to this Agreement shall not be discharged or dissolved upon, but shall survive, the transactions set forth herein.

         (b) FURTHER ASSURANCES. Each of the parties hereto will (i) furnish upon request to each other such further information, (ii) execute and deliver to each other such other documents and (iii) do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement.

         (c) WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or a renunciation of the claim or right unless in writing, signed by the other party; (ii) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         (d) NOTICES. All notices, consents, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, upon delivery or refusal of delivery; (ii) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery;
(iii) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery or (iv) if sent by Telecopier or other electronic means, upon confirmation of completion of the transmission. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the following addresses:

         If to Evans or Freedom:    Mr. Jim Evans
                                    Freedom Homes, Inc.
                                    1919 Gordon Highway
                                    Augusta, Georgia  30909
                                    (Tel) 706-739-0200
                                    (Fax) 706-739-0042

         If to Homes:               Homes By Owners, Inc.
                                    c/o Freedom Homes, Inc.
                                    1919 Gordon Highway
                                    Augusta, Georgia  30909
                                    (Tel) 706-739-0200
                                    (Fax) 706-739-0042

      with copy to Wireless, whose contact information is set forth below:

         If to Wireless:            R Wireless, Inc.
                                    c/o Mark Neuhaus
                                    200 East 89th Street, Suite 44S
                                    New York, New York  10128
                                    (Tel) 212-534-2202
                                    (Fax) 212-534-3904
                                    (e-mail) coldwater_capital@yahoo.com

          with, in the case of notices to Homes or Wireless, a copy to:

                                    David R. Baker, Esq.
                                    Haskell Slaughter Young & Rediker, LLC
                                    1400 Park Place Tower
                                    2001 Park Place North
                                    Birmingham, Alabama 35203-2700
                                    (Tel) (205) 251-1000
                                    (Fax) (205) 324-1133
                                    (e-mail) drb@hsy.com

         If to Wilson:
                                    Mr. Robert S. Wilson
                                    4210 Columbia Rd, Suite 10C
                                    Martinez, GA 30907
                                    (Tel) (706) 860-3209
                                    (e-mail) rwilson102@comcast.net

or such other address as any party or the designated recipients of copies shall have previously specified by notice in writing to the other parties or the designated recipients of copies may have specified to the parties. The parties may specify new persons to receive copies of notices or may terminate persons to receive copies of notices, provided, however, that no changes may be made in the persons entitled to receive copies of notices to Homes without the consent of Wireless.

         (e) ENTIRE AGREEMENT, AMENDMENT. This Agreement supersedes all prior agreements or understandings between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of this Agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         (f) BINDING EFFECT, THIRD-PARTY RIGHTS. This Agreement shall inure to the sole benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. Delegation of any covenants hereunder shall not relieve the party so delegating of any liability or obligation hereunder. Nothing expressed or referred to in this Agreement shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

         (h) CONSTRUCTION. The headings of sections and subsections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" or "Subsection" or "Subsections" refer to those of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The terms "herein", "hereof", "hereto" or "hereunder" or similar terms shall be deemed to refer to this Agreement as a whole and not to a particular Section.

         (i) GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the law of the State of Georgia applicable to contracts entered into by residents of Georgia, and fully to be performed, in Georgia.

          (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                                 /s/ Jim Evans
                                                 ---------------------------
                                                 Jim Evans

                                              FREEDOM HOMES, INC.


                                              By: /s/ Jim Evans
                                                  --------------------------
                                                  Jim Evans, President

                                              R WIRELESS, INC.


                                              By: /s/ Mark Neuhaus
                                                  --------------------------
                                                  Mark S. Neuhaus, Chairman


                                              HOMES BY OWNERS, INC.


                                              By: /s/ Mark Neuhaus
                                                  --------------------------
                                                   Mark S. Neuhaus, Chairman

                                                  /s/ Robert Wilson
                                                  --------------------------
                                                  Robert S. Wilson

                                  SCHEDULE 2(h)

                                   LIABILITIES

                             No Material Liabilities






                                  SCHEDULE 3(h)

                                   LIABILITIES

                             No Material Liabilities